Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2017

Revenues of $671 Million, Up 6% (~7% on a constant currency basis)1

Global Client BPO Revenues of $511 Million, Up 13% (~15% on a constant currency basis)2

Diluted EPS of $0.36, Up 16%; Adjusted Diluted EPS3 of $0.43, Up 19%

NEW YORK, August 2, 2017 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation for clients, today announced financial results for the second quarter ended June 30, 2017.

“We delivered strong results for the second quarter with our strategy and execution working very well. Our top line was driven by 15% constant currency growth in Global Client BPO revenue.  Our transformation services, comprised of consulting, digital and analytics, continued to be the fastest growing area of our business, growing at more than 20% in the quarter,” said N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO. “I am excited with the launch of Genpact CoraTM, which we believe is the first unified platform that fully integrates automation, analytics, and AI engines embedded with deep domain and process expertise.  With our highly differentiated end-to-end solutions, we are extremely well positioned to drive profitable growth and shareholder value.”

Key Financial Results – Second Quarter 2017

•	Total revenue was $670.7 million, up 6% year over year (up ~7% on a constant currency basis).
•

Income from operations was $80.0 million, up 0.1% year over year, with a corresponding margin of 11.9%.  Adjusted income from operations was $110.5 million, up 17.3% year over year, with a corresponding margin of 16.5%.[4]

•

Diluted earnings per share were $0.36, up 16% year over year, and adjusted diluted earnings per share were $0.43, up 19% year over year. Diluted earnings per share includes a $0.01 foreign currency gain resulting from balance sheet re-measurement.

Revenue Details – Second Quarter 20175

•

Revenue from Global Clients was $608 million, up 14% year over year (up ~15% on a constant currency basis), representing approximately 91% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from Global Clients would have increased 11% year over year (13% on a constant currency basis).

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]

Global Client BPO revenue growth rates have been adjusted to assume that the GE revenue reclassifications we undertook at the end of fiscal 2016 occurred on January 1, 2016.  On an unadjusted basis, Global Client BPO revenue was up 16% (~18% on a constant currency basis). See the information under the heading “Revenue Details – Second Quarter 2017.”

[3]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.
[4]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

[5]

At the end of each fiscal year, we reclassify revenue related to certain divested GE businesses as Global Client revenue as of the dates of divestiture.  Additionally, at the end of 2016, we reclassified revenue from our acquisition of Endeavour Software Technologies Pvt. Ltd. from IT services to BPO revenue effective as of the date of the acquisition.  The impact of these reclassifications is reflected in the revenue results and growth rates presented under this heading.  In order to provide a consistent view of the trends underlying our business, we are also presenting under this heading revenue results and growth rates adjusted to assume that the 2016 GE reclassifications occurred on January 1, 2016.

•

Revenue from GE was $63 million, down 34% year over year, representing approximately 9% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from GE would have decreased 26% year over year.

•	Total BPO revenue was $556 million, up 9% year over year, representing approximately 83% of total revenues.
•

Global Client BPO revenue was $511 million, up 16% year over year (up ~18% on a constant currency basis). If all 2016 GE revenue reclassifications had occurred on January 1, 2016, BPO revenue from Global Clients would have increased 13% year-over-year (or 15% on a constant currency basis).

•	GE BPO revenue was $45 million, down 36% year over year. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, GE BPO revenue would have decreased 25% year over year.
•	Total IT revenue was $114 million, down 5% year over year, representing approximately 17% of total revenues.
•	Global Client IT revenue was $97 million, up 2% year over year.
•	GE IT revenue was $18 million, down 29% year over year.

Cash Flow from Operations

•	Cash generated from operations was $115.3 million for the six months ended June 30, 2017, compared to $85.9 million for the six months ended June 30, 2016.

2017 Outlook

•

Total revenue for the full year 2017 is now expected to be $2.66 to $2.71 billion (including an assumed adverse foreign exchange impact of $24 million, all of which is reflected in Global Client revenue).  This now represents growth of 3% to 5%, or 4% to 6% on a constant currency basis.

•	Global Client revenue growth is now expected to improve to 7% to 9%, or 8% to 10% on a constant currency basis.
•	Adjusted income from operations margin[6] is expected to be approximately 15.7%.
•	Adjusted diluted EPS[7] is expected to be $1.53 to $1.57.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 2, 2017 to discuss the company’s performance for the second quarter of 2017. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the conference ID, 44449442.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay will be available on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[6]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

[7]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm focused on delivering digital transformation for our clients, putting digital and data to work to create competitive advantage. We do this by integrating lean principles, design thinking, analytics and digital technologies with our domain and industry expertise to deliver disruptive business outcomes – an approach we call Lean DigitalSM. We deliver value to our clients in two ways – through digital-led, domain-enabled solutions that drive innovation, and through intelligent operations enabled by digital that design, transform and run clients’ operations. Our approach is continually refined in one of the world’s largest digital process sandboxes, where we test and improve thousands of processes. For two decades, first as a General Electric division and since 2005 as an independent company, we have been passionately serving our clients. We generate impact for clients from the Fortune Global 500 and beyond, and employ over 77,000 people in more than 20 countries, with key offices in New York City, Palo Alto, London, and Delhi. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of June 30,
	2016	2017
Assets
Current assets
Cash and cash equivalents	$422,623	$441,064
Accounts receivable, net	615,265	637,613
Prepaid expenses and other current assets	189,149	246,277
Total current assets	$1,227,037	$1,324,954
Property, plant and equipment, net	193,218	208,658
Deferred tax assets	70,143	67,568
Investment in equity affiliates	4,800	809
Intangible assets, net	78,946	127,068
Goodwill	1,069,408	1,260,511
Other assets	242,328	249,866
Total assets	$2,885,880	$3,239,434
Liabilities and equity
Current liabilities
Short-term borrowings	$160,000	$205,000
Current portion of long-term debt	39,181	39,213
Accounts payable	9,768	18,317
Income taxes payable	24,159	51,226
Accrued expenses and other current liabilities	498,247	452,364
Total current liabilities	$731,355	$766,120
Long-term debt, less current portion	698,152	1,026,047
Deferred tax liabilities	2,415	6,621
Other liabilities	162,790	177,546
Total liabilities	$1,594,712	$1,976,334
Redeemable non-controlling interest	4,520	4,680
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 198,794,052 and 192,868,427 issued and outstanding as of December 31, 2016 and June 30, 2017, respectively	1,984	1,924
Additional paid-in capital	1,384,468	1,356,936
Retained earnings	358,121	276,184
Accumulated other comprehensive income (loss)	(457,925)	(376,624)
Total equity	$1,286,648	$1,258,420
Total liabilities, redeemable non-controlling interest and equity	$2,885,880	$3,239,434

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2016[8]	2017	2016[8]	2017
Net revenues	$630,523	$670,697	$1,240,226	1,293,692
Cost of revenue	383,755	415,293	756,603	798,630
Gross profit	$246,768	$255,404	$483,623	495,062
Operating expenses:
Selling, general and administrative expenses	165,197	167,901	325,346	328,759
Amortization of acquired intangible assets	6,493	8,387	12,638	15,629
Other operating (income) expense, net	(4,862)	(915)	(9,923)	(8,453)
Income from operations	$79,940	$80,031	$155,562	159,127
Foreign exchange gains (losses), net	4,808	1,913	3,810	(3,000)
Interest income (expense), net	(3,433)	(9,850)	(6,271)	(15,343)
Other income (expense), net	503	12,488	1,381	13,041
Income before equity-method investment activity, net and income tax expense	$81,818	$84,582	$154,482	153,825
Equity-method investment activity, net	(2,074)	(9)	(4,219)	(4,567)
Income before income tax expense	$79,744	$84,573	$150,263	149,258
Income tax expense	14,956	15,471	26,971	27,716
Net income	$64,788	$69,102	$123,292	121,542
Net loss (income) attributable to redeemable non-controlling interest	882	(156)	1,171	742
Net income attributable to Genpact Limited shareholders	$65,670	$68,946	$124,463	122,284
Net income available to Genpact Limited common shareholders	$65,670	$68,946	$124,463	122,284
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.31	$0.36	$0.59	$0.63
Diluted	$0.31	$0.36	$0.58	$0.62
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	210,178,050	191,469,593	210,479,108	195,269,561
Diluted	213,803,134	193,732,406	213,848,050	198,194,172

[8]

Income taxes, net income and basic and diluted net income per common share for the three months and six months ended June 30, 2016 have been restated due to the adoption of ASU No. 2016-09 in 2016 with effect from January 1, 2016.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2016[9]	2017
Operating activities
Net income attributable to Genpact Limited shareholders	$124,463	$122,284
Net (loss) income attributable to redeemable non-controlling interest	(1,171)	(742)
Net income	$123,292	$121,542
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	26,997	27,312
Amortization of debt issuance costs	767	877
Amortization of acquired intangible assets	12,638	15,629
Intangible assets write-down	5,814	—
Reserve for doubtful receivables	4,467	1,793
Unrealized loss on revaluation of foreign currency asset/liability	2,055	2,956
Equity-method investment activity, net	4,219	4,567
Stock-based compensation expense	13,516	12,351
Deferred income taxes	23,902	(5,260)
Others, net	54	(4,816)
Change in operating assets and liabilities:
Increase in accounts receivable	(15,137)	(1,958)
Increase in prepaid expenses, other current assets and other assets	(62,414)	(35,248)
Increase in accounts payable	2,881	1,624
Decrease in accrued expenses, other current liabilities and other liabilities	(76,806)	(52,022)
Increase in income taxes payable	19,642	25,977
Net cash provided by operating activities	$85,887	$115,324
Investing activities
Purchase of property, plant and equipment and intangibles	(46,595)	(38,300)
Proceeds from sale of property, plant and equipment	236	566
Investment in equity affiliates	(5,283)	(496)
Payment for business acquisitions, net of cash acquired	(11,633)	(207,181)
Net cash used for investing activities	$(63,275)	$(245,411)
Financing activities
Repayment of capital lease obligations	(903)	(1,106)
Payment of debt issuance costs	—	(1,481)
Proceeds from long term debt	—	350,000
Repayment of long-term debt	(20,000)	(20,000)
Proceeds from short-term borrowings	60,000	230,000
Repayment of short-term borrowings	(21,500)	(185,000)
Proceeds from issuance of common shares under stock-based compensation plans	11,547	10,080
Payment for net settlement of stock based awards	(97)	(9,949)
Payment of earn-out/deferred consideration	(1,132)	(1,287)
Dividend paid	—	(23,515)
Payment for stock purchased and retired	(86,404)	(219,784)
Payment for expenses related to stock purchase	(66)	(16)
Net cash provided by (used for) financing activities	$(58,555)	$127,942
Effect of exchange rate changes	(7,704)	20,586
Net increase (decrease) in cash and cash equivalents	(35,943)	(2,145)
Cash and cash equivalents at the beginning of the period	450,907	422,623
Cash and cash equivalents at the end of the period	$407,260	$441,064
Supplementary information
Cash paid during the period for interest	$9,125	$10,648
Cash paid during the period for income taxes	$30,269	$28,649
Property, plant and equipment acquired under capital lease obligations	$959	$1,485

[9]	Income taxes, net income and cash flows for the six months ended June 30, 2016 have been restated due to the adoption of ASU No. 2016-09 in 2016 with effect from January 1, 2016.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Net revenues on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes.

Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management views these interests as part of its ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of our true business performance. Revenues on a constant currency basis are calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenues on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs, namely stock-based compensation and amortization of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2016 and 2017:

Reconciliation of Adjusted Income from Operations and Adjusted Income from Operations Margin

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Income from operations	$79,940	$80,031	$155,562	$159,127
Add: Stock-based compensation	8,180	7,365	13,516	12,351
Add: Amortization of acquired intangible assets[10]	6,451	7,848	11,689	14,557
Add: Acquisition-related expenses	338	2,969	502	3,391
Add: Other income, net	503	12,488	1,381	13,041
Less: Equity-method investment activity, net	(2,074)	(9)	(4,219)	(4,567)
Add: Net loss (income) attributable to redeemable non-controlling interest	882	(156)	1,171	742
Adjusted income from operations	$94,220	$110,536	$179,602	$198,642
Adjusted income from operations margin	14.9%	16.5%	14.5%	15.4%

Reconciliation of Adjusted Diluted EPS11

(Unaudited)

(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2017	2016	2017
Diluted EPS	$0.31	$0.36	$0.58	$0.62
Add: Stock-based compensation	0.04	0.04	0.06	0.06
Add: Amortization of acquired intangible assets[10]	0.03	0.04	0.05	0.07
Add: Acquisition-related expenses	—	0.02	—	0.02
Less: Tax impact on stock-based compensation	(0.01)	(0.01)	(0.02)	(0.02)
Less: Tax impact on amortization of acquired intangibles	(0.01)	(0.01)	(0.02)	(0.02)
Less: Tax impact on acquisition-related expenses	—	—	—	—
Adjusted diluted EPS	$0.36	$0.43	$0.67	$0.73

[10]	See “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” above for a description of the amortization expenses included in this item.
[11]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking adjusted financial measures from GAAP for the year ending December 31, 2017:

Reconciliation of Outlook for Adjusted Income from Operations Margin12

(Unaudited)

Year ending December 31, 2017
Income from operations margin	12.9%
Add: Estimated stock-based compensation	1.1%
Add: Estimated amortization of acquired intangible assets	1.1%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	0.6%
Less: Estimated equity-method investment activity, net	(0.2)%
Adjusted income from operations margin	15.7%

Reconciliation of Outlook for Adjusted Diluted EPS12

(Unaudited)

(Per share data)

	Year ending December 31, 2017
	Lower	Upper
Diluted EPS	$1.29	$1.34
Add: Estimated stock-based compensation	0.16	0.16
Add: Estimated amortization of acquired intangible assets	0.15	0.15
Add: Estimated acquisition-related expenses	0.02	0.02
Less: Estimated tax impact on stock-based compensation	(0.04)	(0.04)
Less: Estimated tax impact on amortization of acquired intangibles	(0.05)	(0.05)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.53	$1.57

[12]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.